Exhibit 10.02

DO NOT DESTROY THIS NOTE:

When paid, this note, with Deed of Trust securing same, must be surrendered to Trustee for cancellation before reconveyance will be made.

INSTALLMENT NOTE – INTEREST INCLUDED

(Fixed Rate of Interest)

$3,500,000.00

April 2, 2019

FOR VALUE RECEIVED, the undersigned, Extracting Point, LLC, a Nevada limited liability company, duly formed and valid existing under the laws of the State of Nevada, having its principal address at 853 Sandhill Avenue, Carson, California 90746 (hereinafter referred to as “Borrower”) promises to pay to the order of Michael Cannon and Jennifer Cannon, Trustees of the Core 4 Trust dated February 29, 2016, having its principal address at 2520 Saint Rose Parkway, Suite 218, Henderson, NV 89074 (hereinafter referred to as the “Lender”), the principal amount of THREE MILLION FIVE HUNDRED THOUSAND and 00/100 Dollars ($3,500,000.00) (hereinafter referred to as the “Principal”), plus interest. The Borrower shall make all payments, including Principal and interest, and all other sums which may become due and payable in connection this INSTALLMENT NOTE – INTEREST INCLUDED (the “Note”) in lawful money of the United States of America.

The Borrower understands that the Lender may transfer this Note. The Lender or anyone who takes this Note by transfer and who is entitled to receive payments under this Note is called the “Note Holder.”

This Note is made in connection with that certain “Loan Agreement” by and among Borrower, Lender, and Generation Alpha, Inc., a Nevada corporation, as “Guarantor” of even date herewith. Any capitalized terms not defined herein shall have the meaning set forth in the Loan Agreement.

Interest

Interest will be charged on unpaid principal and interest until the full amount of Principal has been paid. The Borrower will pay interest at a fixed annual rate of 10.00%.

Disbursement

The entire Principal shall be disbursed (the “Loan Proceeds”) to the Borrower on April 1, 2019 (the “Loan Opening Date”), subject to adjustments as provided herein.

Term of Loan

Principal and interest under the term of this Note shall be payable over five (5) years, commencing from Loan Opening Date of this Note, namely April 1, 2019, ending on March 31, 2024 (“Maturity Date”), unless otherwise accelerated pursuant to the provisions hereof. Notwithstanding the foregoing, Additional Consideration (as defined herein) shall be paid pursuant the provisions herein and may extend beyond the Maturity Date.

Payments

Principal and interest shall be payable as follows:

A.	Commencing from April 1, 2019 to March 31, 2020, Borrower shall make interest only payment of $29,166.67 per month on the first date of each month beginning on April 1, 2019.

B.	Commencing from April 1, 2020 to March 31, 2024, Borrower shall make monthly payment of Principal and interest in the amount of $88,769.04 on the first date of each month beginning on April 1, 2020. Each payment shall be credited first on interest then due and the remainder on principal.

C.	Payment at Maturity. The Borrower shall make above payments every month until the Borrower has paid all of the Principal and interest and any other charges described below that the Borrower may owe under this Note. If, on March 31, 2024, the Borrower still owes amounts under this Note, the Borrower shall pay those amounts in full on that date, which is called the “Maturity Date”.

D.	Place of Payments. The Borrower will make above monthly payments to the Note Holder at 2520 Saint Rose Pkwy., Suite 218, Henderson, NV 89074 or at a different place if required by the Note Holder.

E.	Prepayment. Borrower may prepay the Principal prior to the Maturity Date, however, if Borrower prepays all or any part of the Principal prior to thirty-six (36) months from the Loan Opening Date, Borrower shall pay, as a prepayment penalty, all interest that would have accrued during the first thirty-six (36) months from the Loan Opening Date that remains unpaid at the time of prepayment. The Borrower agrees and guarantees to pay the first 36 months of interest under this Note, namely the interest to be accrued from April 1, 2019 to March 31, 2022 (“Guaranteed Interest”) regardless of any partial or full prepayment. The Borrower, however, may make a full prepayment or partial prepayment without paying a prepayment charge starting from April 1, 2022.

The Note Holder will use any prepayments to reduce the amount of Principal that the Borrower owes under this Note. However, the Note Holder may apply any prepayment to the accrued and unpaid interest and any other charges that may be due to Lender in accordance with this Note or the Loan Agreement before applying the prepayment to reduce the Principal amount of the Note. If the Borrower makes a partial Prepayment, there will be no changes in the due date or in the amount of the monthly payment unless the Note Holder agrees in writing to those changes.

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Security

This Note is secured by a first lien on the premises located at 2601 West Holly St., Phoenix, AZ (the “Premises”) under the ownership of the Borrower. As security for this Note and all other liabilities of Borrower to Lender, Borrower shall execute a Deed of Trust and Assignment of Rents granting the Lender a continuing lien on the Premises and all its appurtenances, any other structures and improvements hereafter added to the Premises, and all rents of the Premises, hereby authorizing the Lender at any time after an Event of Default (as hereinafter defined), to either foreclose the Premises, or collect rents of the Premises, it being understood that the Lender shall be under no obligation to effect any such foreclosure or collection.

The Deed of Trust securing this Note contains the following provision: In the event the herein described Premises, or any part thereof, or any interest therein, is sold, agreed to be sold, conveyed or alienated by the Trustor, or by the operation of law or otherwise, all obligations secured by this instrument, irrespective of the maturity dates expressed therein, at the option of the Note Holder hereof, and without demand or notice, shall immediately become due and payable.

Additional Payments.

A.	For the purposes of this Agreement, the “Operation Commencement Date” is the date (x) the “Approval to Operate” is granted by the AZDHS (as hereinafter defined); and (y) the Manager is entitled to Management Fees defined in Section A (1). The term “Management Period” shall mean the period of thirty-six (36) months from the Operation Commencement Date. As additional consideration, Borrower and/or Guarantor shall cause the following amounts to be paid to Lender for the Management Period.

(1)	Five Percent (5%) of the management fees (“Management Fees”), defined in a Cultivation Management Services Agreement (“Management Agreement”), by and between Guarantor, or the affiliate thereof, serving as “Manager” on behalf of the duly licensed entity (the “License Holder”), awarded a Medical Marijuana Dispensary Registration Certificate or any other applicable license, in accordance with the laws of the State of the Arizona(the “License”), by the Arizona Department of Health Services (“AZDHS”). A copy of the proposed Management Agreement as attached as Exhibit “B” to the Loan Agreement. Guarantor agrees that it shall take all action reasonably necessary and use its best efforts, to execute or cause an affiliate Arizona entity to execute, a Management Agreement and upon execution, Exhibit “B” shall be updated with the final and fully executed copy of the Management Agreement and such replacement of Exhibit “B” shall not require an amendment to the Agreement; however, Borrow and/or Guarantor shall provide written notice of the replacement and provide Lender copy of same. Parties agree any replacement of Exhibit “B” shall not alleviate Borrower of its obligation to comply with the terms of this Section. In compliance with Title 9; Chapter 17 Department of Health Services Medical Marijuana Program (the “AZDHS Rules”) and A.R.S. § 36-2801 et seq., as amended from time to time (the “Act”) (the AZDHS Rules and the Act collectively referred to herein as the “AMMA”), nothing contained herein shall be construed to be profit sharing or any other profit splitting which would violate the License Holder’s nonprofit status or its status of good standing with AZDHS.

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(2)	If the Operation Commencement Date has not occurred within twenty-four (24) months of the funding date of the Loan, instead of the payments described in Section A(1), Borrower shall pay to Lender an amount equal to five percent (5%) of the fair market value of the rent of the Property as if the Property were fully occupied regardless of the occupancy rate for a maximum of thirty-six months, subject to the other terms of this Section A(2). The fair market value of the Property shall be determined by an independent commercial real estate broker selected by Borrower and Lender using comparable lease rates for similarly situated properties and shall be deemed to increase at the rate of three percent (3%) per year. If the Operation Commencement Date occurs after the payments in this subsection have commenced, then the payments under this subsection shall cease and the payments described in Section A(1) shall commence and Lender shall be entitled to receive a maximum of thirty-six (36) months of payments pursuant to Section A(1), and any payments made pursuant to this Section A(2) shall be credited towards any amounts owed pursuant to Section A(1).

(3)	The amounts described in Section A(1) or (2) shall be defined as the “Additional Consideration”.

(4)	The Additional Consideration shall be paid to Lender for any calendar month by the last day of the following calendar month. Borrower and/or Guarantor shall provide to Lender a statement of amounts received by Manager, Borrower and/or Guarantor to which Lender is entitled pursuant to this section and any additional backup information, reasonably available, as Lender may reasonably request. To the extent the provisions of Section A (2) apply, the payments described therein shall commence on the last day of the 25th month following the funding of the Loan.

(5)	Lender acknowledges and agrees that neither the License Holder nor its affiliates is a party to this Agreement, and Lender shall have no rights or remedies against the License Holder and/or its affiliates related to the Additional Consideration, or otherwise related to this Agreement, whether in law or equity. Any rights or remedies that Lender may have related to the Additional Consideration or this Agreement, is expressly limited to those against Borrower and/or Guarantor.

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Events of Default

The occurrence of any one of the following specified events, with respect to Borrower’s obligations hereunder shall be an “Event of Default”: (i) Lender does not receive payment of any monetary sums due under this Note, the Loan Agreements from Borrower or Guarantor within ten (10) business days of when it is due; (ii) default in the performance of any other obligation to Lender in the Loan Documents beyond the expiration of all notice and cure periods; (iii) the making of any material misrepresentation for the purpose of obtaining the Loan evidenced by this Note of the Loan Documents; (iv) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower and shall not be discharged within sixty (60) days after such initiation, or the Borrower admits in writing its inability to pay its debts generally as they mature; (v) the making of a general assignment by Borrower or Guarantor for the benefit of creditors; (vi) any proceeding, procedure or remedy supplementary to, or in enforcement of judgment, or any writ or order of attachment or garnishment is issued, made, resorted to or commenced against, or with respect to, any substantial property of the Borrower or Guarantor which is not dismissed or bonded within fifteen (15) days after written notice of the filing thereof to Borrower; (vii) concealing, removing or permitting to be concealed or removed any property, with intent to hinder, delay or defraud creditors; (viii) making or suffering a transfer of any property, which is fraudulent under the laws of any applicable jurisdiction; or (ix) if, without the Lender’s prior written consent, there is any reduction or diminishment of, or lien or encumbrance (except in favor of the Lender and except as permitted by this Note) on the Premises.

Remedies in the Event of Default.

Time is of the essence hereof, and if any default occurs in any payment of Principal or interest hereunder or in any other payment of monetary sums due herein or in the Loan Documents and such default continues for more than ten (10) business days from the such payment becomes due, or any default or event of default occurs in the performance or observance of any term, agreement or condition contained in this Note, in the Deed of Trust, or the Loan Documents or if the right to foreclose under the Deed of Trust accrues to any holder of this Note, then:

A.	The entire Principal amount of this Note, plus all unpaid interest and Guaranteed Interest accrued thereon, shall become immediately due and payable, at the option of the Lender, without protest, presentment, notice or demand, all of which are expressly waived by the Borrower;

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B.	Borrower will pay a late charge of five percent (5%) on any overdue amounts due hereunder or under the Loan Documents;

C.	Lender may exercise its right to foreclose on the Deed of Trust and/or collect rents of the Premises, it being understood that the Lender shall be under no obligation to effect any such foreclosure or collection; and

D.	Lender may pursue each and every other right, remedy and power available to it under this Note and the Loan Documents.

The rights, remedies and powers of the holder hereof, as provided in this Note and in the Deed of Trust are cumulative and concurrent, and may be pursued singly, successively or together against Borrower, the Premises, the Guarantor and any other security given at any time to secure the payment hereof, all at the sole discretion of the Lender. The Lender hereof may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Lender’s sole discretion. Notwithstanding the foregoing, in the event of a default, Lender acknowledges and agrees that it has no right, interest, remedy or any other security related to License Holder, License Holder’s business, and/or the License. Additionally, in the event of a default, in which Lender intends to exercise any remedy available related the Property, Lender shall allow for Manager, Borrower, and/or Guarantor to take all action reasonably necessary to ensure compliance with the AMMA, including without limitation providing a reasonable amount of time for Manager and License Holder to remove from the Property, any and all equipment, product, or any other related materials used in the operation of the cultivation facility on the Property.

Legal Fees.

If any attorney is engaged (a) to collect all or any portion of the amounts due hereunder after an event of default or under the Loan Documents whether or not legal proceedings are thereafter instituted by the holder; (b) to represent Lender or any other holder hereof in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under this Note of the Loan Documents; (c) to protect the security interests of the Deed of Trust; or (d) to represent Lender or any other holder hereof in any other proceedings whatsoever in connection with this Note, the Deed of Trust, or Loan Documents, then Borrower or any endorser, guarantor, surety or accommodation party shall pay to Lender or any holder hereof all reasonable attorneys’ fees, costs and expenses in connection therewith, in addition to all other amounts due hereunder, upon demand.

Maximum Legal Rate

It is not intended hereby to charge interest at a rate in excess of the maximum legal rate of interest permitted to be charged to Borrower under applicable law, but if, notwithstanding, interest in excess of said maximum legal rate shall be paid hereunder, the excess shall be applied in reduction of the principal.

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Certain Waivers

Borrower, in any litigation arising out of or relating to this Note, waives the right to interpose any defense (except for payment), set-off or counterclaim of any nature or description (except for mandatory counterclaims). BORROWER HEREBY INTENTIONALLY, KNOWINGLY, VOLUNTARILY, AND EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER AND LENDER OR ANY OF THEM WITH RESPECT TO THIS NOTE, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE, AND BORROWER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT LENDER MAY FILE THIS ORIGINAL NOTE OR A COPY THEREOF WITH ANY COURT AS WRITTEN EVIDENCE TO THE CONSENT OF BORROWER TO THE WAIVER OF RIGHT TO A TRIAL BY JURY.

Modification

No modification or waiver of any provision of this Note and no consent by the Lender to any departure therefrom by the undersigned shall be effective unless such modification or waiver shall be in writing and signed by a duly authorized officer of the Lender (and Borrower with respect to any modification), and the same shall then be effective only for the period and on the conditions and for the specific instances specified in such writing. No failure or delay by the Lender in exercising any right, power or privilege under this Note, the Deed of Trust or any other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Severability

If any provision of this Note shall be held by any court of competent jurisdiction to be unlawful, void or unenforceable for any reason as to any person or circumstance, such provision or provisions shall be deemed severable from and shall in no way affect the enforceability and validity of the remaining provisions of this Note.

Successors

This Note and the provisions hereof shall be binding upon the assigns or successors of the Borrower, and shall continue in full force and effect notwithstanding any change in the Borrower hereto, whether such change occurs through merger, acquisition, dissolution or otherwise of the Borrower. This Note shall inure to the benefit of the Lender and its successors, assigns, substitutes and other Note Holders, and all references in this Note to the Lender shall be deemed to include all of the foregoing persons and/or entities.

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Jurisdiction

The undersigned hereby consents to the jurisdiction of the competent Courts of the State of Nevada in connection with any claim arising with respect to this Note or any of the Liabilities. In the event any such action is commenced in any such court, service of process may be made on the Borrower by mailing a copy thereof to it at the address then reflected in the Lender’s records. This Note is made and delivered and to be performed in the State of Nevada and shall be construed according to and governed by the laws of the State of Nevada.

Patriot Act Compliance

Borrower is not involved in any activity, directly or indirectly, which would constitute a violation of applicable laws concerning money laundering, the funding of terrorism or similar activities. No part of the proceeds of the Loan will be used to fund activities which would constitute a violation of the United States Lender Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

Counterparts

This Note may be executed in one or more counterparts and by different parties hereto in separate counterparts, and by electronic and/or facsimile signature, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

[signature page follows]

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly made and executed as of the day and year first above written.

Borrower: Extracting Point LLC

By:

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